As filed with the Securities and Exchange Commission on October 1, 1997
                                               Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          NACT TELECOMMUNICATIONS, INC.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

                                   87-0378662
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                      (I.R.S. employer identification no.)

                     191 West 5200 North, Provo, Utah 84604
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               (Address of principal executive offices) (Zip Code)

                          NACT TELECOMMUNICATIONS, INC.
                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN
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                            (Full title of the plan)

            A. Lindsay Wallace, President and Chief Executive Officer
                               191 West 5200 North
                                Provo, Utah 84604
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                     (Name and address of agent for service)

                                 (801) 802-3000
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          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
                                                     Proposed        Proposed
               Title of                               maximum        maximum
              securities           Amount            offering       aggregate         Amount of
                 to be             to be             price per       offering       registration
              registered         registered            share          price              fee
-------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value, issuable upon
exercise of options
granted or to be granted
under the Amended and
Restated 1996 Stock
Option Plan                   1,250,000(1)(2)     $10.93(2)          $13,664,125      $4,140.64
=======================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of shares of Common Stock that may become issuable pursuant to antidilution provisions of the Registrant's Amended and Restated 1996 Stock Option Plan (the "1996 Option Plan") are also being registered.

(2) Represents an aggregate of 935,000 shares of Common Stock with respect to which options have been granted under the 1996 Option Plan at an exercise price of $9.35 per share. Pursuant to Rule 457(h) under the Securities Act, the offering price of the additional 315,000 shares of Common Stock which may be issued under the 1996 Option Plan is estimated solely for the purpose of determining the registration fee and is based on $15.625, the per share average of high and low sale prices of the Common Stock as reported by the Nasdaq National Market ("Nasdaq") for trading on September 25, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents Reference

                  The following documents filed by NACT Telecommunications, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

                  1. The Company's latest Prospectus filed pursuant to Rule 424(b) under the Securities Act (file no. 333-17735).

                  2. The Company's Quarterly Report on Form 10-Q for the period ended March 30, 1997.

                  3. The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

                  4. The description of the Company's Common Stock, $.01 par value per share, in the Company's Registration Statement on Form 8-A filed on January 21, 1997.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interest of Named Experts and Counsel

                  Certain legal matters in connection with the issuance of the shares offered hereby have been passed upon for the Company by Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022. Stephen Irwin, counsel to Olshan Grundman Frome & Rosenzweig LLP, is a director of the Company.

Item 6.           Indemnification of Directors and Officers

         As permitted by the Delaware General Corporation Law (the "Delaware Law"), the Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the directors' duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derives any improper personal benefit. In addition, the Company's Bylaws provide that any director or officer who was or is a party or is threatened to be made a party to any action or proceeding by reason of his or her services to the Company will be indemnified to the fullest extent permitted by the Delaware Law.

         The Company believes that the indemnification of its directors and officers will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors and officers of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         The Company has entered into indemnification agreements with each of its directors and executive officers pursuant to which the Company agreed to indemnify each of them against expenses and losses incurred for claims brought against them by reason of their being a director or executive director of the Company. In addition, the Company's directors and executive officers are covered by a directors' and officers' liability insurance.

Item 7.           Exemption From Registration Claimed.

                  Not Applicable.

Item 8.           Exhibits.


Exhibit Index

         4        Amended and Restated 1996 Stock Option Plan.

         5 Opinion of Olshan Grundman Frome & Rosenzweig LLP with respect to the securities registered hereunder.

     23(a) Consent of Olshan Grundman Frome & Rosenzweig LLP (included in its opinion filed as Exhibit 5).

     23(b)        Consent of KPMG Peat Marwick LLP.

     23(c)        Consent of Squire & Co.

     24 Powers of Attorney (included on the signature page to this Registration Statement).

Item 9.           Undertakings

                  The undersigned registrant hereby undertakes:

                  a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Provo, State of Utah on this 30th day of September, 1997.

                                   NACT TELECOMMUNICATIONS, INC.
                                   -----------------------------
                                          (Registrant)

                                   By: /s/ A. Lindsay Wallace
                                       -------------------------------------
                                           A. Lindsay Wallace, President and
                                           Chief Executive Officer


                                            POWER OF ATTORNEYS AND SIGNATORIES

Each of the undersigned officers and directors of NACT Telecommunications, Inc. hereby constitutes and appoints A. Lindsay Wallace and Eric F. Gurr and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, and to make any applicable state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable NACT Telecommunications, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                      Title                    Date
       ---------                      -----                    ----


/s/ Lindsay Wallace
-------------------------    President, Chief Executive    September 29, 1997
A. Lindsay Wallace           Officer and Director
                             (principal executive
                             officer)
/s/ Eric F. Gurr
-------------------------    Chief Financial Officer,      September 29, 1997
Eric F. Gurr                 Treasurer and Secretary
                             (principal financial and
                             accounting officer)

------------------------     Director                      September __, 1997
W. Gordon Blankstein

/s/ Stephen Irwin
-------------------------    Director                      September 29, 1997
Stephen Irwin

/s/ Robert L. Olson
------------------------     Director                      September 26, 1997
Robert L. Olson

/s/ Clifford Sander
------------------------     Director                      September 29, 1997
Clifford Sander

/s/ Thomas E. Sawyer
------------------------     Director                      September 29, 1997
Thomas E. Sawyer

/s/ Ronald S. Eliason
------------------------     Director                      September 26, 1997
Ronald S. Eliason